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As filed with the Securities and Exchange Commission on May 24, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SteadyMed Ltd.
(Exact name of registrant as specified in its charter)

Israel (State or jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employee Identification No.)

5 Oppenheimer Street,
Rehovot 7670105, Israel
(925) 272-4999
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jonathan M.N. Rigby
President and Chief Executive Officer
SteadyMed Therapeutics, Inc.
2603 Camino Ramon, Suite 350,
San Ramon, California 94583
(925) 272-4999
(Name, address and telephone number of agent for service)

Copies to:
James C. Kitch Michael E. Tenta Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130 (650) 843-5000	Einat Katzenell Diana Zatuchna Katzenell Dimant Frank 89 Medinat Hayehudim St. Herzeliya Business Park Building E, 9th Floor Herzeliya Pituach 4614001 Israel

Approximate date of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☒

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Ordinary shares, nominal value NIS 0.01 per share	5,031,550	$7.075(2)	$35,598,216.25	$4,125.83

Ordinary shares, nominal value NIS 0.01 per share, issuable upon the exercise of warrants	2,515,775	$6.7850(3)	$17,069,533.38	$1,978.36

Total	7,547,325		$52,667,749.63	$6,104.19

(1)
Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant's common stock on May 19, 2016, as reported on The NASDAQ Global Market

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. In accordance with Rule 457(g), the price per share and aggregate offering price are based on $6.7850, the price at which the warrants may be exercised.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Securityholders may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 24, 2017

PRELIMINARY PROSPECTUS

7,547,325 Shares

Ordinary Shares

        This prospectus relates to the disposition from time to time of up to 7,547,325 shares of our ordinary shares by the Selling Securityholders named herein, which includes 2,515,775 shares of our ordinary shares issuable upon the exercise of warrants. We are not selling any ordinary shares under this prospectus and will not receive any of the proceeds from the sale of shares by the Selling Securityholders. We provide more information about the Selling Securityholders in the section entitled "Selling Securityholders" on page 3.

        The Selling Securityholders may sell the ordinary shares described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell their ordinary shares in the section entitled "Plan of Distribution" on page 10 of this prospectus. We will not be paying any underwriting discounts or commissions with this offering.

        Our ordinary shares are traded on the NASDAQ Stock Market under the symbol "STDY." On May 23, 2017, the reported closing price of the ordinary shares was $7.15 per share.

        An investment in shares offered hereby involves a high degree of risk. You should review carefully the risks and uncertainties incorporated by reference herein under the heading "Risk Factors" on page 2 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2017.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the "shelf" registration process. Under this process, the Selling Securityholders may from time to time, in one or more offerings, sell the ordinary shares described in this prospectus.

        You should rely only on the information contained in or incorporated by reference into this prospectus (as supplemented and amended). We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus. This document may only be used where it is legal to sell these securities. The information contained in this prospectus (and in any supplement or amendment to this prospectus) is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading "Incorporation by Reference" before deciding whether to invest in any of the ordinary shares being offered.

i

 PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus (as supplemented and amended), including the financial data and related notes, risk factors and other information incorporated by reference in this prospectus, before making an investment decision. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "SteadyMed," "the Company," "we," "us," "our" or similar references mean SteadyMed Ltd.

SteadyMed Ltd.

        SteadyMed Ltd. is a specialty pharmaceutical company focused on the development and commercialization of drug product candidates to treat orphan and high-value diseases with unmet parenteral delivery needs. Our primary focus is to obtain approval for the sale of Trevyent® for the treatment of pulmonary arterial hypertension. In the second quarter of 2017, we expect to file a New Drug Application with the U.S. FDA for approval to market and sell Trevyent in the United States. We are also developing two drug product candidates for the treatment of post-surgical and acute pain in the home setting. These two candidates are at a much earlier stage of development. Trevyent and our other drug product candidates are enabled by our proprietary PatchPump®, which is a discreet, pre-filled, water-resistant and disposable parenteral drug administration technology. Our PatchPump technology is aseptically pre-filled with sterile liquid drug at the site of manufacture and pre-programmed to deliver an accurate, steady flow of drug to a patient, either subcutaneously or intravenously.

        SteadyMed Ltd. was founded in Israel in 2005. We have two subsidiaries. SteadyMed Therapeutics, Inc., a wholly-owned subsidiary of SteadyMed Ltd. was incorporated in Delaware in 2011 and SteadyMed U.S. Holdings Inc., a wholly-owned subsidiary of SteadyMed Therapeutics, Inc., was incorporated in Delaware in 2014. Our principal executive offices are located at 2603 Camino Ramon, Suite 350, San Ramon, CA 94583, and our telephone number is 925-272-4999. Our website address is http://www.steadymed.com. The information contained in, or that can be accessed through, our website is not part of this Form S-3. For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See "Where You Can Find More Information" and "Incorporation by Reference."

The Offering

        This prospectus relates to the resale by the Selling Securityholders listed in this prospectus of up to 7,547,325 shares of our ordinary shares, 2,515,775 shares of which are issuable upon the exercise of warrants held by the Selling Securityholders. Our ordinary shares are currently listed on the NASDAQ Stock Market under the symbol "STDY." All of the shares, if sold, will be sold by the Selling Securityholders. Such Selling Securityholders may sell their ordinary shares from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any of the proceeds from the sale of the shares by the Selling Securityholders. In the case, however, of warrants issued to the Selling Securityholders on April 25, 2017, upon a cash exercise of the warrants by the Selling Securityholders, we will receive, for each ordinary share exercised, the exercise price of $6.7850. If the warrants are exercised in a cashless exercise, including upon any automatic cashless exercise pursuant to the terms of the warrants, we will not receive any proceeds from the exercise of the warrants.

RISK FACTORS

        An investment in our ordinary shares involves a high degree of risk. Prior to making a decision about investing in our ordinary shares, you should consider carefully the specific risk factors discussed in the sections entitled "Risk Factors" contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q, as filed with the SEC, which are incorporated in this prospectus by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our ordinary shares could decline and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The statements in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to a number of risks and uncertainties. All statements that are not historical facts are forward-looking statements, including statements about our product candidates, market opportunities, competition, strategies, anticipated trends and challenges in our business and the markets in which we operate, and anticipated expenses and capital requirements. These statements appear in a number of places and can be identified by the use of forward-looking terminology such as "may," "will," "should," "plan," "anticipate," "believe," "estimate," "future," "intend," or "certain" or the negative of these terms or other variations or comparable terminology, or by discussions of strategy.

        Our actual results may differ materially from the results expressed or implied by these forward-looking statements because of the risk factors and other factors disclosed in this prospectus and documents incorporated by reference. The risk factors may not be all of the factors that could cause actual results to vary materially from the forward-looking statements. The forward-looking statements made or incorporated in this prospectus relate only to circumstances as of the date on which the statements are made. Readers should not place undue reliance on these forward-looking statements and are cautioned that any such forward-looking statements are not guarantees of future performance.

        Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of ordinary shares by the Selling Securityholders pursuant to this prospectus. A portion of the shares covered by this prospectus are issuable upon exercise of the warrants to purchase our ordinary shares. Upon any exercise of the warrants for cash, the Selling Securityholders would pay us the exercise price of the warrants. The cash exercise price of the warrants is $6.7850 per ordinary share. Under certain conditions set forth in the warrants, the warrants are exercisable on a cashless basis. If the warrants are exercised on a cashless basis, including upon any automatic cashless exercise pursuant to the terms of the warrants, we would not receive any cash payment from the Selling Securityholders upon any exercise of the warrants.

 SELLING SECURITYHOLDERS

        On April 20, 2017, we entered into a subscription agreement with the Selling Securityholders, pursuant to which, on April 25, 2017, we issued and sold an aggregate of 5,031,550 ordinary shares and warrants with a five year term to purchase 2,515,775 ordinary shares, for an aggregate purchase price of approximately $30 million. Pursuant to the subscription agreement, we agreed to file the registration statement, of which this prospectus is a part, to cover the resale of the shares issued and issuable to the Selling Securityholders, and to keep such registration statement effective until the earlier of the date (i) on which all of the shares registered for resale have been sold under this registration statement or pursuant to Rule 144 under the Securities Act or any other rule of similar effect, or (ii) on the date that all of the shares can be sold publicly without restriction or limitation under Rule 144 under the Securities Act or any other rule of similar effect.

        We are registering the resale of the shares issued, and the shares issuable upon exercise of the warrants issued, pursuant to the subscription agreement to permit each of the Selling Securityholders identified below, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of the shares in the manner contemplated under "Plan of Distribution" in this prospectus (as may be supplemented and amended). This prospectus covers the sale or other disposition by the Selling Securityholders of up to the total number of ordinary shares issued, or issuable upon the exercise of warrants issued, to the Selling Securityholders pursuant to the subscription agreement on April 25, 2017. Throughout this prospectus, when we refer to the ordinary shares being registered on behalf of the Selling Securityholders, we are referring to the shares issued, and the shares issuable upon exercise of the warrants issued, to the Selling Securityholders pursuant to the subscription agreement, and when we refer to the Selling Securityholders in this prospectus, we are referring to the purchasers under the subscription agreement and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

        The Selling Securityholders may sell some, all or none of their shares. We do not know how long the Selling Securityholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholders regarding the sale or other disposition of any of the shares covered hereby, except for the subscription agreement and warrants covering such shares. The shares covered hereby may be offered from time to time by the Selling Securityholders.

        The following table sets forth the name of each Selling Securityholder, the number of ordinary shares owned by the Selling Securityholders as of April 26, 2017, the number of shares that may be offered under this prospectus, and the number of ordinary shares to be beneficially owned by the Selling Securityholders assuming all of the shares covered hereby are sold. Solely for purposes of the following table, we have assumed that the shares issued pursuant to the warrants are owned by the Selling Securityholders even though the warrants have not been exercised. The percentage of shares beneficially owned prior to and after the offering is based on 25,171,376 ordinary shares outstanding as of April 26, 2017.

        All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Securityholders. The information in the table below and the footnotes thereto regarding ordinary shares to be beneficially owned after the offering assumes the sale of all shares being offered by the Selling Securityholders under this prospectus. We believe that each of the Selling Securityholders named in this table has sole voting and investment power with respect to the ordinary shares indicated as owned, except as otherwise indicated.

        The following table sets forth:

  •
  the name of each of the Selling Securityholders;

  •
  the number of ordinary shares owned by each such Selling Securityholder prior to this offering;

  •
  the number of ordinary shares being offered pursuant to this prospectus; and

  •
  the number of ordinary shares owned upon completion of this offering.

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to Offering(1)		Percentage of Shares Beneficially Owned Prior to Offering(2)	Ordinary Shares Being Offered		Ordinary Shares Owned After Offering	Percentage of Shares Beneficially Owned After Offering
Entities affiliated with OrbiMed	7,905,392	(3)	19.95%	1,761,000	(4)	6,144,392	19.95%
Entities affiliated with Deerfield	2,299,273	(5)	8.90%	754,710	(6)	1,544,563	6.04%
Brian J. Stark and entities affiliated with Brian J. Stark	6,278,740	(7)	23.47%	754,575	(8)	5,524,165	20.85%
Adage Capital Partners L.P.	2,478,697	(9)	7.31%	1,886,790	(10)	591,907	2.35%
Entities affiliated with Empery	330,000	(11)	1.31%	330,000	(12)	—	—
Entities affiliated with Kingdon	754,710	(13)	2.97%	754,710	(14)	—	—
Pura Vida Master Fund, Ltd	278,104	(15)	* %	188,670	(16)	89,434	* %
Entities affiliated with Sio	252,000	(17)	1.00%	252,000	(18)	—	—
Entities affiliated with Highland	377,370	(19)	1.49%	377,370	(20)	—	—
CVI Investments, Inc.	487,500	(21)	1.92%	487,500	(22)	—	—

*
Represents beneficial ownership of less than one percent (1%) of the outstanding ordinary shares.

(1)
Includes ordinary shares issuable upon exercise of warrants. For the purposes hereof, we assume the issuance of all such shares pursuant to a cash exercise. The number of shares offered hereby, for each Selling Securityholder, consists of ordinary shares held and the shares issuable upon exercise of the warrants issued pursuant to the subscription agreement. In this regard, the number of shares offered hereby includes all shares issuable upon the exercise of the warrants without regard to the limitations on exercise described in footnote (2) below. The shares issuable upon exercise of the warrants will become eligible for sale by the Selling Securityholders under this prospectus only as the warrants are exercised.

(2)
Under the terms of the warrants, the number of ordinary shares that may be acquired by a Selling Securityholder upon any exercise of a warrant is generally limited to the extent necessary to ensure that, following such exercise, such Selling Securityholder would not, together with its affiliates and any other persons or entities whose beneficial ownership of our ordinary shares would be aggregated with such Selling Securityholder for purposes of Section 13(d) of the Exchange Act, beneficially own in excess of 24.9% or 44.9% of the total number of securities then outstanding following such exercise. In addition, under the terms of the warrants issued to the entities affiliated with OrbiMed, the number of ordinary shares that may be acquired by these Selling Securityholders upon any exercise of a warrant is generally limited to the extent necessary to ensure that, following such exercise, the total number of ordinary shares then beneficially owned by these Selling Securityholders, together with their affiliates and any other persons or entities whose beneficial ownership of our ordinary shares would be aggregated with such Selling Securityholders for purposes of Section 13(d) of the Exchange Act, would not exceed 19.95% of the total number of securities then outstanding following such exercise, provided that for purposes of the foregoing, the aggregate number of ordinary shares beneficially owned by such Selling Securityholders shall include, prior to September 30, 2017, the maximum number of ordinary shares issuable to such Securityholders at the Second Closing (as defined in that certain

  Subscription Agreement, dated as of July 29, 2016, by and between us and the Participants (as defined therein) (the "2016 Subscription Agreement")) under the 2016 Subscription Agreement assuming the Second Price (as defined in the 2016 Subscription Agreement) equals the Initial Price (as defined in the 2016 Subscription Agreement). In addition, under the terms of the warrants issued to the entities affiliated with Deerfield, the number of ordinary shares that may be acquired by these Selling Securityholders upon any exercise of a warrant is generally limited to the extent necessary to ensure that, following such exercise, the total number of ordinary shares then beneficially owned by these Selling Securityholders, together with their affiliates and any other persons or entities whose beneficial ownership of our ordinary shares would be aggregated with such Selling Securityholders for purposes of Section 13(d) of the Exchange Act, would not exceed 9.99% of the total number of securities then outstanding following such exercise. In addition, under the terms of the warrants issued to the entities affiliated with Empery, the number of ordinary shares that may be acquired by these Selling Securityholders upon any exercise of a warrant is generally limited to the extent necessary to ensure that, following such exercise, the total number of ordinary shares then beneficially owned by these Selling Securityholders, together with their affiliates and any other persons or entities whose beneficial ownership of our ordinary shares would be aggregated with such Selling Securityholders for purposes of Section 13(d) of the Exchange Act, would not exceed 4.99% of the total number of securities then outstanding following such exercise. In addition, under the terms of the warrant issued to CVI Investments, Inc., the number of ordinary shares that may be acquired by this Selling Securityholder upon any exercise of a warrant is generally limited to the extent necessary to ensure that, following such exercise, the total number of ordinary shares then beneficially owned by this Selling Securityholder, together with its affiliates and any other persons or entities whose beneficial ownership of our ordinary shares would be aggregated with such Selling Securityholder for purposes of Section 13(d) of the Exchange Act, would not exceed 4.99% of the total number of securities then outstanding following such exercise. For purposes of each of the blockers described above, beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. These warrant exercise limitations are reflected in the percentages of ordinary shares shown as beneficially owned by the Selling Securityholders. However, as set forth in footnote (1) above, the numbers of shares shown in the table above do not reflect these limitations.

(3)
Consists of (i) 2,123,098 ordinary shares owned by OrbiMed Israel Partners II, L.P., (ii) 1,829,598 ordinary shares issuable upon the exercise of warrants held by OrbiMed Israel Partners II, L.P., (iii) 2,123,098 ordinary shares owned by OrbiMed Private Investments VI, L.P. and (iv) 1,829,598 ordinary shares issuable upon the exercise of warrants held by OrbiMed Private Investments VI, L.P. OrbiMed Capital GP VI LLC ("GP VI") is the sole general partner of OrbiMed Private Investments VI, L.P. ("OPI VI"), pursuant to the terms of the limited partnership agreement of OPI VI. OrbiMed Advisors LLC ("OrbiMed Advisors") is the sole managing member of GP VI, pursuant to the terms of the limited liability company agreement of GP VI. Samuel D. Isaly ("Isaly"), a natural person, is the managing member of and owner of a controlling interest in OrbiMed Advisors. Pursuant to these agreements and relationships, GP VI, OrbiMed Advisors, and Isaly may be deemed to have the power to vote and the power to dispose of shares directly held by OPI VI and as a result may be deemed to have beneficial ownership of such shares. Each of GP VI, OrbiMed Advisors and Mr. Isaly disclaims beneficial ownership of the shares held by OPI VI, except to the extent of its or his pecuniary interest therein if any. OrbiMed Israel GP II, LP ("OrbiMed Israel") is the sole general partner of OrbiMed Israel Partners II, L.P. ("OIP II") pursuant to the terms of the limited partnership agreement of OIP II. OrbiMed Advisors Israel II Limited ("OrbiMed Limited") is the sole general partner of OrbiMed Israel pursuant to the terms of the limited partnership agreement of OrbiMed Israel. Pursuant to these agreements and relationships, OrbiMed Limited and OrbiMed Israel may be deemed to have the power to vote and the power to dispose of shares directly held by OIP II and as result may be deemed to have beneficial ownership of such shares. Each of OrbiMed Limited and OrbiMed Israel disclaims beneficial ownership of the shares held by OIP II, except to the extent of its pecuniary interest therein if any. The address of OrbiMed Advisors LLC is 601 Lexington Avenue, 54 Floor, New York, NY 10022.

(4)
Consists of (i) 587,000 ordinary shares owned by OrbiMed Israel Partners II, L.P., (ii) 293,500 ordinary shares issuable upon the exercise of warrants held by OrbiMed Israel Partners II, L.P., (iii) 587,000 ordinary shares owned by OrbiMed Private Investments VI, L.P. and (iv) 293,500 ordinary shares issuable upon the exercise of warrants held by OrbiMed Private Investments VI, L.P.

(5)
Consists of (i) 1,089,060 ordinary shares held by Deerfield Special Situations Fund, L.P., (ii) 456,383 ordinary shares issuable upon the exercise of warrants held by Deerfield Special Situations Fund, L.P., (iii) 549,017 ordinary shares held by Deerfield Private Design Fund III, L.P. and (iv) 204,813 ordinary shares issuable upon the exercise of warrants held by Deerfield Private Design Fund III, L.P. Deerfield Mgmt, L.P. is the general partner of Deerfield Special Situations Fund, L.P., and Deerfield Mgmt III, L.P. is the general partner of Deerfield Private Design Fund III, L.P. (the "Deerfield Funds"). Deerfield Management Company, L.P. is the investment manager of each of the Deerfield Funds. James E. Flynn is the sole member of the general partner of Deerfield Mgmt, L.P., Deerfield Mgmt III, L.P. and Deerfield Management Company, L.P. Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the securities held by Deerfield Special Situations Fund, L.P. Deerfield Mgmt III, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the securities held by Deerfield Private Design Fund III, L.P. The address of the Deerfield Funds is 780 Third Avenue, 37th Floor, New York, NY 10017.

(6)
Consists of (i) 503,140 ordinary shares owned by the Deerfield Special Situations Fund, L.P. and (ii) 251,570 ordinary shares issuable upon the exercise of warrants held by the Deerfield Special Situations Fund, L.P.

(7)
Consists of (i) 253,309 ordinary shares jointly held by Brian Stark and Debra Altshul-Stark, (ii) 1,166,428 ordinary shares held by Brown Bear Holdings LP, (iii) 2,937,938 ordinary shares held by Brian Stark, (iv) 15,780 ordinary shares held by the Stark Family Trust, (v) 323,500 ordinary shares held by Debra Altshul-Stark, (vi) 19,457 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after April 26, 2017 (vii) 1,149,078 ordinary shares issuable upon exercise of a warrant held by Brian Stark, and (viii) 413,250 ordinary shares issuable upon exercise of a warrant held by Brown Bear Holdings LP. Stark Raving Mad LLC, the general partner of Brown Bear Holdings LP, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by Brown Bear Holdings LP. Brian J. Stark, one of our directors, is the sole member of Stark Raving Mad LLC and may be deemed to have shared voting power and shared power to dispose of shares held by Brown Bear Holdings LP. The address of Brian Stark and the foregoing individuals and entities is 735 N. Water Street, Suite 790, Milwaukee, WI 53202.

(8)
Consists of (i) 419,300 ordinary shares owned by the Brian Stark and (ii) 209,650 ordinary shares issuable upon the exercise of warrants held by the Brian Stark. Consists of 83,750 ordinary shares owned by the Brown Bear Holdings LP and 41,875 ordinary shares issuable upon the exercise of warrants held by the Brown Bear Holdings LP.

(9)
Consists of (i) 1,849,767 ordinary shares owned by Adage Capital Partners L.P. and (ii) 628,930 ordinary shares issuable upon the exercise of warrants held by Adage Capital Partners L.P. Adage Capital Partners GP, L.L.C. is the general partner of Adage Capital Partners L.P., and ACA is the managing member of Adage Capital Partners GP, L.L.C.; therefore, Adage Capital Partners GP,

  L.L.C. and Adage Capital Partners L.P. may be deemed to beneficially own securities owned by ACP. The address of Adage Capital Partners LP is 200 Clarendon Street, 52nd Floor, Boston MA 02116.

(10)
Consists of (i) 1,257,860 ordinary shares owned by Adage Capital Partners L.P. and (ii) 628,930 ordinary shares issuable upon the exercise of warrants held by Adage Capital Partners L.P.

(11)
Consists of (i) 94,832 ordinary shares owned by Empery Asset Master, LTD, (ii) 47,416 ordinary shares issuable upon the exercise of warrants held by Empery Asset Master, LTD, (iii) 43,620 ordinary shares owned by Empery Tax Efficient, LP, (iv) 21,810 ordinary shares issuable upon the exercise of warrants held by Empery Tax Efficient, LP, (v) 81,548 ordinary shares owned by Empery Tax Efficient II, LP and (vi) 40,774 ordinary shares issuable upon the exercise of warrants held by Empery Tax Efficient II, LP. Empery Asset Management LP, the authorized agent of each of Empery Asset Master, LTD, Empery Tax Efficient, LP, and Empery Tax Efficient II, LP (collectively the "Empery Funds"), has discretionary authority to vote and dispose of the shares held by each of the Empery Funds and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capactity as investment managers of Empery Asset management LP, may also be deemed to have investment discretion and voting power over the shares held by each of the Empery Funds. Each of the Empery Funds, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of each of the Empery funds is c/o Empery Asset Management LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(12)
Consists of (i) 94,832 ordinary shares owned by Empery Asset Master, LTD, (ii) 47,416 ordinary shares issuable upon the exercise of warrants held by Empery Asset Master, LTD, (iii) 43,620 ordinary shares owned by Empery Tax Efficient, LP, (iv) 21,810 ordinary shares issuable upon the exercise of warrants held by Empery Tax Efficient, LP, (v) 81,548 ordinary shares owned by Empery Tax Efficient II, LP and (vi) 40,774 ordinary shares issuable upon the exercise of warrants held by Empery Tax Efficient II, LP.

(13)
Consists of (i) 462,720 ordinary shares owned by M. Kingdon Offshore Master Fund L.P., (ii) 231,360 ordinary shares issuable upon the exercise of warrants held by M. Kingdon Offshore Master Fund L.P., (iii) 40,420 ordinary shares owned by Kingdon Family Partnership, L.P. and (iv) 20,210 ordinary shares issuable upon the exercise of warrants held by Kingdon Family Partnership, L.P. Each of Kingdon Family Partnership, L.P. and Mark Kingdon have shared voting and dispositive power over shares held by Kingdon Family Partnership, L.P. and each of M. Kingdon Offshore Master Fund L.P. and Mark Kingdon have shared voting and dispositive power over shares held by M. Kingdon Offshore Master Fund L.P. The address of M. Kingdon Offshore Master Fund L.P. is c/o State Street (Cayman) Trust Limited, Gardenia Court, Suite 3307, P.O. Box 896, 45 Market Street, KY1-1103, Camana Bay, Grand Cayman, Cayman Islands, B.W.I. The address of Kingdon Family Partnership, L.P. is 152 West 57th Street, 50th Floor, New York, NY 10019.

(14)
Consists of (i) 462,720 ordinary shares owned by M. Kingdon Offshore Master Fund L.P., (ii) 231,360 ordinary shares issuable upon the exercise of warrants held by M. Kingdon Offshore Master Fund L.P., (iii) 40,420 ordinary shares owned by Kingdon Family Partnership, L.P. and (iv) 20,210 ordinary shares issuable upon the exercise of warrants held by Kingdon Family Partnership, L.P.

(15)
Consists of (i) 215,214 ordinary shares owned by Pura Vida Master Fund, Ltd. and (ii) 62,890 ordinary shares issuable upon the exercise of warrants held by Pura Vida Master Fund, Ltd. The address of Pura Vida Master Fund, Ltd. is 888 Seventh Avenue, F16, New York, NY 10106.

(16)
Consists of (i) 125,780 ordinary shares owned by Pura Vida Master Fund, Ltd. and (ii) 62,890 ordinary shares issuable upon the exercise of warrants held by Pura Vida Master Fund, Ltd.

(17)
Consists of (i) 51,256 ordinary shares owned by SIO Partners, LP, (ii) 25,628 ordinary shares issuable upon the exercise of warrants held by SIO Partners, LP, (iii) 34,140 ordinary shares owned by SIO Partners Master Fund, LP, (iv) 17,070 ordinary shares issuable upon the exercise of warrants held by SIO Partners Master Fund, LP, (v) 47,876 ordinary shares owned by Compass MAV LLC, (vi) 23,938 ordinary shares issuable upon the exercise of warrants held by Compass MAV LLC, (vii) 34,728 ordinary shares owned by Compass Offshore MAV Limited and (viii) 17,364 ordinary shares issuable upon the exercise of warrants held by Compass Offshore MAV Limited. Sio Capital Management, LLC serves as investment advisor of Sio Partners, LP, Sio Partners Master Fund, LP, Compass MAV LLC and Compass Offshore MAV Limited. Sio GP, LLC is the general partner of Sio Partners, LP and Sio Partners Master Fund, LP. Michael Castor, as principal of Sio GP, LLC, has voting and investment control over the securities beneficially owned by each of the foregoing stockholders. Each of Sio Capital Management, LLC, Sio GP, LLC and Michael Castor disclaims beneficial ownership over the securities held of record by stockholders, except to the extent of its or his pecuniary interest therein. The address of SIO and Compass funds is 535 Fifth Avenue, Suite 910, New York, NY 10017.

(18)
Consists of (i) 51,256 ordinary shares owned by SIO Partners, LP, (ii) 25,628 ordinary shares issuable upon the exercise of warrants held by SIO Partners, LP, (iii) 34,140 ordinary shares owned by SIO Partners Master Fund, LP, (iv) 17,070 ordinary shares issuable upon the exercise of warrants held by SIO Partners Master Fund, LP, (v) 47,876 ordinary shares owned by Compass MAV LLC, (vi) 23,938 ordinary shares issuable upon the exercise of warrants held by Compass MAV LLC, (vii) 34,728 ordinary shares owned by Compass Offshore MAV Limited and (viii) 17,364 ordinary shares issuable upon the exercise of warrants held by Compass Offshore MAV Limited.

(19)
Consists of (i) 125,790 ordinary shares owned by Highland Long/Short Healthcare Fund, (ii) 62,895 ordinary shares issuable upon the exercise of warrants held by Highland Long/Short Healthcare Fund, (iii) 125,790 ordinary shares owned by NexPoint Capital, Inc. and (iv) 62,895 ordinary shares issuable upon the exercise of warrants held by NexPoint Capital, Inc. Highland Capital Management Fund Advisors, L.P., a Delaware limited partnership ("Highland Fund Advisors"), as the investment advisor to Highland Long/Short Healthcare Fund (the "Long/Short Fund") and Strand Advisors XVI, Inc., a Delaware corporation ("Strand XVI"), as the general partner of Highland Fund Advisors, have discretionary authority to vote and dispose of the shares held by the Long/Short Fund and may be deemed to beneficially own the shares of common stock held by the Long/Short Fund. James D. Dondero, in his capacity as the sole shareholder of Strand XVI and may be deemed to be an indirect beneficial owner of shares of common stock held by the Long/Short Fund. Mr. Dondero disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Brad Ross, as the President of Strand XVI, may be deemed to be an indirect beneficial owner of shares held by accounts advised by Highland Fund Advisors. Mr. Ross disclaims beneficial ownership of such shares. NexPoint Advisors, L.P., a Delaware limited partnership, as the investment adviser to NexPoint Capital, Inc., and NexPoint Advisors GP, LLC, a Delaware limited liability corporation, as the general partner of NexPoint Advisors, L.P., have discretionary authority to vote and dispose of the shares held by NexPoint Capital, Inc. and may be deemed to be the beneficial owner of these shares. Mr. Dondero, in his capacity as the President and sole member of NexPoint Advisors GP, LLC, may be deemed to be an indirect beneficial owner of shares held by accounts advised by NexPoint Advisors, L.P. Mr. Dondero disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for the Long/Short Fund and NexPoint Capital, Inc. is 300 Crescent Court, Suite 700, Dallas TX 75201.

(20)
Consists of (i) 125,790 ordinary shares owned by Highland Long/Short Healthcare Fund, (ii) 62,895 ordinary shares issuable upon the exercise of warrants held by Highland Long/Short Healthcare

  Fund, (iii) 125,790 ordinary shares owned by NexPoint Capital, Inc. and (iv) 62,895 ordinary shares issuable upon the exercise of warrants held by NexPoint Capital, Inc.

(21)
Consists of (i) 325,000 ordinary shares owned by CVI Investments, Inc. and (ii) 162,500 ordinary shares issuable upon the exercise of warrants held by CVI Investments, Inc. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. ("CVI"), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr, Kobinger disclaims any such beneficial ownership of the shares. The address of CVI Investments, Inc. is 101 California Street, Suite 3250, San Francisco, CA 94111.

(22)
Consists of (i) 325,000 ordinary shares owned by CVI Investments, Inc. and (ii) 162,500 ordinary shares issuable upon the exercise of warrants held by CVI Investments, Inc.

Relationships with the Selling Securityholders

Affiliates of SteadyMed

        Set forth below is information with respect to the positions or offices the Selling Securityholders or their affiliates or associates have or have had with us during the past three years:

        Brian Stark has served as a director of the Company since February 2012 and is sole member of Stark Raving Mad LLC, the general partner of Brown Bear Holdings LP.

        Ron Ginor has served as a director of the Company since January 2009 and is Venture Partner of OrbiMed Advisors, which is an affiliate of OrbiMed Israel Partners II, L.P. and OrbiMed Private Investments VI, L.P.

        Except with respect to the foregoing and the transactions as described above, none of the Selling Securityholders has, or within the past three years has had, any position, office or other material relationship with us.

PLAN OF DISTRIBUTION

        The Company is registering the ordinary shares offered pursuant to the Registration Statement and related prospectus, or the Prospectus, on behalf of the Selling Securityholders. The Selling Securityholders, which term as used herein includes pledgees, donees, transferees or other successors-in-interest selling shares received from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer after the date of the Prospectus, may, from time to time, sell, transfer or otherwise dispose of any or all of their ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Securityholders will pay any brokerage commissions and similar selling expenses attributable to the sale of the shares. The Company will pay other expenses relating to the preparation, updating and filing of the Registration Statement. The Company will not receive any of the proceeds from the sale of the shares by the Selling Securityholders. In the case, however, of warrants issued to the Selling Securityholders on April 25, 2017, upon a cash exercise of the warrants by the Selling Securityholders, the Company will receive the exercise price of $6.7850 per ordinary shares exercised. If the warrants are exercised in a cashless exercise, including upon any automatic cashless exercise pursuant to the terms of the warrants, the Company will not receive any proceeds from the exercise of the warrants.

        These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the Selling Securityholders gift, pledge or otherwise transfer the shares offered hereby, such transferees may offer and sell the shares from time to time under the Prospectus, provided that the Prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act, to include the name of such transferee in the list of Selling Securityholders under the Prospectus.

        The Selling Securityholders may use any one or more of the following methods when disposing of shares or interests therein, some of which may or may not involve broker-dealers acting as agent or principal:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales, to the extent permitted by law;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; or

  •
  any other method permitted pursuant to applicable law.

        The Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.

        In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

        The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        The Selling Securityholders utilizing this prospectus will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Securityholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Securityholders.

        We agreed to keep this prospectus effective until the earlier of the date (i) on which all of the shares registered for resale have been sold under this registration statement or pursuant to Rule 144 under the Securities Act or any other rule of similar effect, or (ii) on the date that all of the shares can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, and without any requirement by the Company to comply with the provisions of Rule 144(c)(1) under the Securities Act, or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including

Regulation M, which may limit the timing of purchases and sales of securities of the ordinary shares by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

VALIDITY OF SECURITIES

        The validity of the securities being offered hereby has been passed upon by Katzenell Dimant Frank, located in Israel.

EXPERTS

        The consolidated financial statements of SteadyMed Ltd. incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the ordinary shares offered by this prospectus. However, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC's public reference rooms at 100 F Street, N.E., in Washington, D.C. 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's website at www.sec.gov. In addition, you can read and copy our SEC filings at the office of the Financial Industry Regulatory Authority at 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus modifies or supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, and information that we file later with the SEC also will automatically update and supersede this information.

        We incorporate by reference the documents listed below and any documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the offering (other than current reports furnished pursuant to Form 8-K):

  1.
  Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 29, 2017;

  2.
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 12, 2017;

  3.
  Our Current Reports on Form 8-K filed with the SEC on January 9, 2017 and April 21, 2017; and

  4.
  The description of our ordinary shares in our registration statement on Form 8-A filed with the SEC on March 18, 2015, including any amendment or report filed for the purpose of updating such description.

        All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary).

        We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You may request in writing or orally a copy of these filings, at no cost, by writing or telephoning us at the following address:

SteadyMed Therapeutics, Inc.
2603 Camino Ramon, Suite 350,
San Ramon, California 94583
(925) 272-4999
Attn: Secretary

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The expenses to be paid by the registrant in connection with the distribution of the securities being registered are as set forth in the following table. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC registration fee	$6,104
Legal fees and expenses	$10,000
Accounting fees and expenses	$25,000

Total	$41,104

Item 15.    Indemnification of Directors and Officers

        Under the Israeli Companies Law, 5759-1999 (the "Companies Law") and the Israeli Securities Law, 5728-1968 (the "Securities Law"), an Israeli company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:

  •
  financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator's award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the Company's activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking must detail the abovementioned foreseen events and amount or criteria;

  •
  reasonable litigation expenses, including attorneys' fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, following which no indictment was filed against such office holder as a result of such investigation or proceeding and no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, no indictment was filed against such officer but financial liability was imposed as a substitute to a criminal proceeding that does not require proof of criminal intent; or in connection with a monetary sanction;

  •
  reasonable litigation expenses, including attorneys' fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the Company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent; and

  •
  expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding (as such is defined under the Securities Law) instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Securities Law.

        The Registrant has obtained directors' and officers' liability insurance for the benefit of its office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Companies Law and the Securities Law. In addition, the Registrant have entered into agreements with each of its office holders undertaking to indemnify them to the fullest extent permitted by the Companies Law and the Israel Securities Law and the Registrant's restated articles of association.

Item 16.    Exhibits

Exhibit No.		Description of Document
3.1		Eleventh Amended and Restated Articles of Association of SteadyMed Ltd. (Incorporated by reference to exhibit 3.1 to Form 8-K (File No. 001-36889) as filed with the SEC on October 11, 2016).

4.1		Reference is made to Exhibit 3.1 above.

4.2		Subscription Agreement, dated April 20, 2017, by and among SteadyMed Ltd. and Participants defined therein (Incorporated by reference to Exhibit 10.1 to Form 8-K (File No. 001-36889) as filed with the SEC on April 21, 2017).

4.3		Form of Warrant (Incorporated by reference to Exhibit 10.1 to Form 8-K (File No. 001-36889) as filed with the SEC on April 21, 2017).

5.1	+	Opinion of Katzenell Dimant Frank.

23.1	+	Consent of Independent Registered Public Accounting Firm.

23.2	+	Consent of Katzenell Dimant Frank (included in Exhibit 5.1).

24.1	+	Power of Attorney (included on the signature page hereto).

+
Filed herewith.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above shall not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in the reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this registration statement, or, as to a registration statement on Form S-3, is contained in a prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

          (i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on May 24, 2017.

STEADYMED LTD.
/s/ JONATHAN M. N. RIGBY Jonathan M. N. Rigby President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Jonathan M. N. Rigby, or his substitute, as his or her true and lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JONATHAN M. N. RIGBY Jonathan M. N. Rigby	President, Chief Executive Officer (Principal Executive Officer)	May 24, 2017
/s/ DAVID W. NASSIF David W. Nassif	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 24, 2017
/s/ KEITH BANK Keith Bank	Chairman of the Board of Directors	May 24, 2017

Signature	Title	Date

/s/ STEPHEN J. FARR Stephen J. Farr	Director	May 24, 2017
/s/ RON GINOR Ron Ginor	Director	May 24, 2017
/s/ DONALD D. HUFFMAN Donald D. Huffman	Director	May 24, 2017
/s/ BRIAN J. STARK Brian J. Stark	Director	May 24, 2017
/s/ ELIZABETH CERMAK Elizabeth Cermak	Director	May 24, 2017

EXHIBIT INDEX

Exhibit No.		Description of Document
3.1		Eleventh Amended and Restated Articles of Association of SteadyMed Ltd. (Incorporated by reference to exhibit 3.1 to Form 8-K (File No. 001-36889) as filed with the SEC on October 11, 2016).

4.1		Reference is made to Exhibit 3.1 above.

4.2		Subscription Agreement, dated April 20, 2017, by and among SteadyMed Ltd. and Participants defined therein (Incorporated by reference to Exhibit 10.1 to Form 8-K (File No. 001-36889) as filed with the SEC on April 21, 2017).

4.3		Form of Warrant (Incorporated by reference to Exhibit 10.1 to Form 8-K (File No. 001-36889) as filed with the SEC on April 21, 2017).

5.1	+	Opinion of Katzenell Dimant Frank.

23.1	+	Consent of Independent Registered Public Accounting Firm.

23.2	+	Consent of Katzenell Dimant Frank (included in Exhibit 5.1).

24.1	+	Power of Attorney (included on the signature page hereto).

+
Filed herewith.